UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 11, 2013)

KAR Auction Services, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 11, 2013, Sanjeev Mehra and Gregory P. Spivy tendered their resignations as members of the Board of Directors (the “Board”) of KAR Auction Services, Inc. (the “Company”), effective December 16, 2013.  Mr. Mehra was the Chairman of the Nominating and Corporate Governance Committee of the Board and a member of the Compensation Committee of the Board.  Mr. Spivy was a member of the Compensation Committee of the Board. Mr. Mehra and Mr. Spivy’s resignations did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On December 13, 2013, the Board elected Donna R. Ecton, Michael T. Kestner and Stephen E. Smith as directors of the Company, effective December 16, 2013.  Ms. Ecton, an independent director, will replace Brian T. Clingen as a member of the Compensation Committee of the Board.  Mr. Kestner, an independent director, will serve on the Audit Committee of the Board.  In addition, the Board has appointed Michael B. Goldberg as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Ecton, age 66, is the founder and has served as the Chairman and Chief Executive Officer of EEI, Inc., a management consulting firm, since 1998.  She served as the Chief Operating Officer from 1996 to 1998, and as a director, from 1994 to 1998, of PETsMART, Inc., a pet supplies and services retailer.  Previously, Ms. Ecton served as the Chairman, President and Chief Financial Officer of Business Mail Express, Inc., a print-mail business, from 1995 to 1996, President and Chief Executive Officer of Van Houten North America, Inc. and Andes Candies Inc., international confectionery companies from 1991 to 1994, and Senior Vice President — Franchise and International and Corporate Controller of Nutri/System, Inc., a provider of weight management meal plans, from 1989 to 1991.  Prior to that, Ms. Ecton held various positions with Campbell Soup Company, Nordeman Grimm, Inc., Citibank N.A. and Chemical Bank.  Ms. Ecton holds a Masters of Business Administration from Harvard University and a Bachelor of Arts in Economics from Wellesley College.

Mr. Kestner, age 59, has served as the interim Chief Financial Officer of Building Materials Holding Corporation, a building products company, since 2013.  He previously was a partner in FocusCFO, a consulting firm providing part-time CFO services, from 2012 to 2013 and served as the Executive Vice President, Chief Financial Officer and a director of Hilite International Inc., an automotive supplier of powertrain parts, from 1998 to 2011, and Chief Financial Officer of Sinter Metals, Inc., a supplier of metal power precision components, from 1995 to 1998.  Prior to that, he served in various capacities at Banc One Capital Partners and Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.  Mr. Kestner holds a Bachelor of Science in Business Administration from Southeast Missouri State University.

Mr. Smith, age 65, served in various capacities at American Honda Finance Corporation, a provider of automobile financing to purchasers, lessees and dealers, and most recently served as the Senior Vice President — Financial Services and as a director, from 1985 to 2013.  Previously, he served in various capacities in the central credit office and store operations at Bullock’s Department Stores, from 1975 to 1985.  Mr. Smith holds a Masters of Business Administration and Bachelor of Arts from California State University.

New Director Compensation

Each of Ms. Ecton and Messrs. Kestner and Smith will participate in the Company’s standard non-employee director compensation program, which has been amended effective January 1, 2014 to provide for (i) a $75,000 annual cash retainer (increased from $50,000), (ii) additional annual cash retainer amounts of $20,000 for the chair of the Audit Committee and $10,000 each for the chairs of the Compensation Committee and Nominating and Corporate Governance Committee, and (iii) a $100,000 annual restricted stock retainer (increased from $75,000), which is usually granted on the date of the annual stockholders meeting and vests quarterly over a one-year period.  Participants who are newly eligible under the program will receive pro-rata restricted stock grants worth $50,000 in January 2014 and continuing participants will receive a pro-rata grant worth $12,500 to reflect the increased stock retainer amount for 2014.

Director Indemnification Agreement

On December 13, 2013, the Board approved a form of indemnification agreement and authorized the Company to enter into indemnification agreements (in substantially the form approved by the Board) on an ongoing basis with the current and future directors of the Company.  The rights of an indemnitee under an indemnification agreement with the Company are in addition to any other rights under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as they may be amended from time to time, and the laws of the State of Delaware.

Subject to certain exceptions, the Company’s form of indemnification agreement provides for indemnification of a director to the maximum extent permitted under the laws of the State of Delaware. Such indemnification is against losses and expenses actually and reasonably incurred by the director, if the director is, or is threatened to be made, a party to or participant in any proceeding arising out of an event or occurrence related to the director’s service as a director of the Company, including, without limitation, for claims brought by or in the right of the Company and claims brought by third parties.  The form of indemnification agreement also provides for advancement of expenses incurred by a director in connection with an indemnifiable claim (subject to reimbursement by the director in certain circumstances). In addition, the Company’s indemnification agreement governs various procedural matters related to indemnification.

The foregoing description  is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

RSU Grant and Executive Compensation

On December 13, 2013, the Board’s Compensation Committee approved the grant of performance-based restricted stock units (“PRSUs”) to certain of the Company’s executive officers, including James Hallett, Chief Executive Officer, and Eric Loughmiller, Chief Financial Officer.  Messrs. Hallett and Loughmiller received target amounts of 134,409 and 67,205 PRSUs, respectively, that vest on the third anniversary of the grant date if and to the extent that the Company’s total shareholder return relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date.  The amount of the target PRSUs earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance; 50% for threshold performance; 100% for target performance; up to 200% for achieving the maximum performance level; and derived with linear interpolation for performance between the threshold and maximum levels.

The foregoing summary of the PRSU awards is qualified in its entirety by reference to the full text of the form of performance-based restricted stock unit award agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

On December 13, 2013, the Board’s Compensation Committee also approved, effective January 1, 2014, (i) an increase in Mr. Hallett’s annual base salary to $900,000 and (ii) and increase in the annual base salary of Stephane St. Hilaire, newly-announced Chief Executive Officer and President of ADESA, to $450,000, with a target annual incentive opportunity equal to 100% of his salary.

Employment Agreements

On December 17, 2013, the Company entered into new employment agreements with certain of its executive officers including Mr. Loughmiller, Don Gottwald, Chief Executive Officer of AFC, and Thomas Caruso, newly-announced Chief Client Officer.  Under the employment agreements, the executives are generally eligible to (i) earn a base salary, (ii) earn annual cash bonuses, (iii) receive equity-based awards consistent with other executive-level employees of the Company, (iv) participate in the Company’s standard health and welfare benefit programs and (v) receive an annual automobile allowance.

In the event any of the executives are terminated by the Company without “cause” or such executive resigns for “good reason” (each as defined in the agreements), the executive would be entitled to receive, subject to his or her execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his or her annual base salary plus target annual bonus for the year in which such termination of employment occurs, (ii) if the executive is participating in the Company’s health plans on the date of such termination of employment, COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer’s health plan (the “Continued Benefits”) and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the “Earned but Unpaid Bonus”).

In the event any of the executives are terminated due to death or “disability” (as defined in the agreements), the executive or his or her estate/beneficiaries would be entitled to receive (i) the Continued Benefits, (ii) the prorated portion of his or her annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive’s actual performance and based on the number of days the executive was employed by the Company during such calendar year and (iii) the Earned but Unpaid Bonus.

Upon a termination of employment for any reason, the executives are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions and (ii) non-solicitation of Company employees and customers.

The foregoing summary of the employment agreements is qualified in its entirety by reference to the full texts of the agreements, which are attached as Exhibits 10.3, 10.4 and 10.5 hereto and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement

10.2	Form of Performance-Based Restricted Stock Unit Agreement

10.3	Employment Agreement, dated as of December 17, 2013, between the Company and Tom Caruso

10.4	Employment Agreement, dated as of December 17, 2013, between the Company and Don Gottwald

10.5	Employment Agreement, dated as of December 17, 2013, between the Company and Eric Loughmiller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KAR Auction Services, Inc.
Date: December 17, 2013

/s/ Rebecca C. Polak
	By:	Rebecca C. Polak
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement

10.2	Form of Performance-Based Restricted Stock Unit Agreement

10.3	Employment Agreement, dated as of December 17, 2013, between the Company and Tom Caruso

10.4	Employment Agreement, dated as of December 17, 2013, between the Company and Don Gottwald

10.5	Employment Agreement, dated as of December 17, 2013, between the Company and Eric Loughmiller